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                                                              Exhibit (a)(1)(C)

                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                                      of
                                Proxicom, Inc.
                                      to
                           Putter Acquisition Corp.
                      an indirect wholly-owned subsidiary
                                      of
                          Dimension Data Holdings plc
                   (Not to be Used for Signature Guarantees)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, JUNE 14, 2001, UNLESS THE OFFER IS EXTENDED.

  This Notice of Guaranteed Delivery, or a form substantially equivalent to it, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the "Shares"), of Proxicom, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                             Bankers Trust Company

        By Mail:                   By Hand:              Overnight Courier:



 BT Services Tennessee,      Bankers Trust Company     BT Services Tennessee,
          Inc.             Corporate Trust & Agency             Inc.
   Reorganization Unit             Services           Corporate Trust & Agency
     P.O. Box 292737         Attn: Reorganization             Services
Nashville, TN 37229-2737          Department             Reorganization Unit
                              Receipt & Delivery       648 Grassmere Park Road
                                    Window               Nashville, TN 37211
                            123 Washington Street,
                                   1st Floor
                              New York, NY 10006

                                 By Facsimile
                                 Transmission
                                 (for Eligible
                              Institutions only):
                                (615) 835-3701
                             Confirm by Telephone:
                                (615) 835-3572

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SPECIFIED ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SPECIFIED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions to such Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to Putter Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of Dimension Data Holdings plc, a public limited company incorporated in England and Wales, upon the terms and subject to the conditions contained in Purchaser's Offer to Purchase, dated May 17, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.01 per share (the "Shares"), of Proxicom, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.



 Number of Shares: _______________          Name(s) of Record Holder(s): ____


 Certificate No. (if available):            _________________________________


 _________________________________          _________________________________
                                                      Please Print


 _________________________________
                                            Address(es): ____________________


 Check box if Shares will be
 tendered by book-entry transfer:           _________________________________
 [_]

                                            _________________________________


 Account Number: _________________
                                            _________________________________

 Dated: ____________________, 2001                                   Zip Code


                                            Area Code and Tel. No.:

                                            _________________________________

                                            _________________________________

                                            Signature(s): ___________________

                                            _________________________________


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                               GUARANTEE
               (Not to Be Used for Signature Guarantees)

       The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date hereof.

       The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period stated herein. Failure to do so could result in a financial loss to such Eligible Institution.

     Name of Firm: _______________      _____________________________
                                            Authorized Signature


     Address: ____________________
                                        Name: _______________________

     _____________________________              Please Print

                          Zip Code
                                        Title: ______________________


     Area Code & Tel. No.: _______
                                        Date: _________________, 2001

       DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
     CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF
     TRANSMITTAL.


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